Exhibit 10.19

LINE OF CREDIT PROMISSORY NOTE

Loan Amount: $5,000,000.00	Ann Arbor, Michigan
Date of Note: September 1, 2017	Maturity Date: September 1, 2022

FOR VALUE RECEIVED, on the date hereof, the undersigned, GERALD A. SOLENSKY, whose address is 2019 Pondway, Troy, Michigan 48098 (hereinafter referred to as "Borrower"), promises to pay to the order of EQUIDEBT LLC, a Michigan limited liability company (hereinafter referred to as "Lender"), at its offices located at address is 230 Huronview Blvd., Ann Arbor, MI 48103("Lender") or at such other place as Lender may designate in writing, the principal sum of Five Million and 00/100 ($5,000,000.00) Dollars, or so much thereof as may be advanced and outstanding, plus interest as hereinafter provided and any other amounts required to be paid by Borrower hereunder, in lawful money of the United States, or such lesser sum, if any, due Lender by Borrower (collectively, all of the foregoing shall be referred to as the "Indebtedness"). All capitalized terms used but not defined in this Promissory Note (this “Note”) shall have the same meaning as set forth in the Loan Agreement dated the same date hereof (the “Loan Agreement”).

The unpaid principal balance outstanding from time to time under this Note shall bear interest on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed in a month, at a rate of interest which shall be equal to fourteen percent (14%) per annum (the "Effective Interest Rate").

Interest accrued on this Note shall be due and payable on the Maturity Date, subject to earlier acceleration as provided below.

Lender shall be entitled to a monthly maintenance fee of Six Thousand Two Hundred Fifty Dollars ($6,250.00) per month, payable by Borrower on the Maturity Date, subject to earlier acceleration as provided below.

Lender may impose a late charge of four (4.0%) percent of the amount due for an overdue payment which is not paid when due, subject to any applicable grace period, notice and cure rights, to cover the extra expense of handling delinquent payments, as provided in the Loan Agreement.

Borrower may from time to time during the term of this Note borrow amounts of $250,000 or more, subject to all the limitations, terms and conditions of this Note; provided however, that the total amount outstanding under this Note shall not exceed the principal amount stated above. The outstanding principal balance of this Note shall be due and payable in full, with all accrued and unpaid interest and fees, on September 1, 2022.

Advances made hereunder, up to the total amount of the principal sum available, may be made by the Lender at the oral or written request of the Borrower.

This Note may be paid in whole or in part at any time, provided, however, notwithstanding any written agreement to the contrary, the Borrower shall be responsible for paying at minimum of nine (9) months of interest payments under the terms of this Note ($525,000.00) based upon the original line amount of Five Million Dollars ($5,000,000.00) regardless if any portion of the principal balance is Advanced.

All payments received hereunder shall first be applied towards any fees and expenses owed to the Lender, then against accrued and unpaid interest and the balance against principal. Borrower expressly assumes all risks of loss or delay in the delivery of any payments made by mail, and no course of conduct or dealing shall affect Borrower’s assumption of these risks.

Any payment made by mail will be deemed tendered and received only upon actual receipt, promptly on the date due for each such payment as herein required (time being of the essence), at the address of Lender designated for such payment whether or not Lender has authorized payment by mail or any other manner. Borrower hereby expressly assumes all risk of loss or liability resulting from non-delivery or delay in delivery of any payment transmitted by mail or in any other manner.

No delay or failure of Lender in exercising any right, remedy, power or privilege hereunder shall affect such right, remedy, power or privilege, nor shall any single or partial exercise thereof preclude the exercise of any other right, remedy, power or privilege. No delay or failure of Lender at any time to demand strict adherence to the terms of this Note shall be deemed to constitute a course of conduct inconsistent with the Lender's right at any time, before or after any event of default, to demand strict adherence to the terms of this Note.

Nothing herein contained, nor any transaction relating thereto, or hereto, shall be construed or so operate as to require the Borrower to pay, or be charged, interest at a greater rate than the maximum allowed by the applicable law relating to this Note. Should any interest or other charges, charged, paid or payable by the Borrower in connection with this Note, or any other document delivered in connection herewith, result in the charging, compensation, payment or earning of interest in excess of the maximum allowed by the applicable law as aforesaid, then any and all such excess shall be and the same is hereby waived by the Lender, and any and all such excess paid shall be automatically credited against and in reduction of the principal due under this Note. If Lender shall reasonably determine that the effective interest rate (together with all other charges or payments related hereto that may be deemed interest) stipulated under this Note is, or may be, usurious or is otherwise limited by law, the unpaid balance of this Note, with accrued interest at the highest rate then permitted to be charged by stipulation in writing between Lender and Borrower, but not higher than the effective interest rate, at the option of Lender, shall immediately become due and payable thirty (30) days after notice is received by Borrower accelerating the Note. Borrower is executing and delivering an affidavit as to business purpose loan contemporaneously with the entry into this Note pursuant to MCLA 438.31. Borrower acknowledges that Lender would not advance the funds evidenced hereby if this were not a business purpose loan as provided in such affidavit and statute.

Upon the occurrence of an Event of Default (as set forth in the Loan Agreement) and after giving effect to all applicable notice and cure periods, Lender shall have the right to declare the entire unpaid principal balance, fees and all accrued interest immediately due and payable, together with (to the extent permitted under applicable law) the costs and expenses, including attorney's fees, incurred by Lender in collecting or enforcing payment. Notwithstanding the foregoing, an Event of Default shall occur immediately, without notice and without any cure period, in the event that Borrower fails to pay on or before the Maturity Date (i.e., September 1, 2022) the entire Indebtedness, including the principal balance of this Note and all interest and fees accrued thereon as set forth herein, plus all costs and expenses of Lender.

If this Note is not paid at maturity (whether by acceleration or otherwise), the Lender shall have all of the rights and remedies set forth in the Loan Agreement and as otherwise provided at law or equity or by other agreement, including, without limitation, the right to offset or apply against the Indebtedness any account balance or other deposit. The remedies of the Lender are cumulative and not exclusive.

Borrower hereby waives presentment for payment, demand, notice of non-payment, notice of protest and protest of this Note, diligence in collection or bringing suit. The liability of Borrower shall be absolute and unconditional, without regard to the liability of any other party hereto.

The Borrower shall reimburse the Lender for all reasonable out-of-pocket costs and expenses, including attorneys' fees, incurred by the Lender in enforcing the rights of the Lender under this Note. Such costs and expenses shall include, without limitation, costs or expenses incurred by the Lender in any bankruptcy, reorganization, insolvency or other similar proceeding. Any reference in this Note to attorneys' fees shall mean fees, charges, costs and expenses of outside counsel and paralegals, whether or not a suit or proceeding is instituted, and whether incurred at the trial court level, on appeal, in a bankruptcy, administrative or probate proceeding, in consultation with counsel, or otherwise.

This Note shall be governed by the laws of the State of Michigan.

The Borrower agrees to submit to the non-exclusive jurisdiction of the state and federal courts located in the Eastern District of Michigan for all purposes in respect of this Note or the Indebtedness.

THE BORROWER AND THE LENDER ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS NOTE OR THE INDEBTEDNESS.

The undersigned shall at all time keep full and accurate records of its business, which records shall be open to inspections by Lender at all reasonable times, upon prior notice.

The term "Borrower" shall mean the party executing this Note.

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This Note shall be governed by and construed in accordance with the laws of the State of Michigan. This Note shall be binding upon Borrower and its successors and assigns, and the benefits hereof shall inure to Lender and his/her successors and assigns.

BORROWER:

GERALD A. SOLENSKY

By:	/s/ Gerald A. Solensky

LENDER:

EQUIDEBT LLC, a Michigan limited liability company

By:	/s/ Bradley J. Hayosh
Bradley J. Hayosh
Its:	Manager

LOC Promissory Note_Solensky